UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)     December 4, 2007

Cano Petroleum, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

001-32496	77-0635673
(Commission File Number)	(IRS Employer Identification No.)

801 Cherry St., Suite 3200
Fort Worth, Texas	76102
(Address of Principal Executive Offices)	(Zip Code)

(817) 698-0900

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02                                             Unregistered Sales of Equity Securities

On December 4, 2007, 2,000 shares of Series D Convertible Preferred Stock (the “Preferred Stock”) of Cano Petroleum, Inc. (“Cano”) were converted into 352,722 shares of Cano common stock. Of the shares of Cano common stock issued, 347,826 shares were issued based on the $5.75 conversion price of the Preferred Stock and 4,946 shares were issued in lieu of the accrued but unpaid dividends from October 1, 2007 – December 4, 2007 pursuant to the terms of the Preferred Stock. The shares of Cano common stock were issued in reliance upon the exemption from registration provided by Section 3(a)(9) of the Securities Act of 1933.

Item 5.03.                                          Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On December 5, 2007, Cano amended and restated its Bylaws to provide for the issuance of uncertificated shares as well as certificated shares, which allows Cano to be eligible to participate in the “Direct Registration System” for publicly traded securities as required by the Securities and Exchange Commission.

Item 9.01.                                          Financial Statements and Exhibits.

(d)                                 Exhibits

3.1           First Amended and Restated Bylaws, dated December 5, 2007.

* * * * * * *

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CANO PETROLEUM, INC.

Date: December 7, 2007
	By:	/s/ Morris B. Smith
Morris B. Smith
Senior Vice President and
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

3.1	First Amended and Restated Bylaws, dated December 5, 2007.